UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2015

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 West Avenue, Darien, Connecticut		06820
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-202-8917

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 1, 2015, John C. Hellmann, President and Chief Executive Officer of Genesee & Wyoming Inc. (the "Company"), adopted a pre-arranged trading plan (the "Plan") designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company's policies regarding stock transactions and stock ownership guidelines. Rule 10b5-1 permits the implementation of a written plan for selling stock at times when insiders are not in possession of material nonpublic information, and allows them to sell stock on a regular basis and in a non-discretionary manner, regardless of any subsequent material nonpublic information they receive.

The Plan relates to 116,307 stock options that expire from February 2016 through November 2017. Under the terms of the Plan, only the number of shares of Company common stock will be sold as is necessary to fund the strike price and tax-related liabilities associated with the transactions. The remainder of the shares will be held by Mr. Hellmann. The sales period begins on February 22, 2016 and terminates on November 29, 2017. The requisite shares of Company common stock sold under the Plan will be sold on the open market at prevailing market prices, subject to the minimum price thresholds set forth in the Plan.

As of August 31, 2015, Mr. Hellmann beneficially owned approximately 568,989 shares of the Company's Class A Common Stock and 1,872 shares of the Company’s Class B common stock.

All sales of Company common stock pursuant to the Plan will be reported through Form 144 and Form 4 filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

September 2, 2015	By:	/s/ Allison M. Fergus

Name: Allison M. Fergus
Title: General Counsel and Secretary